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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2006
SOMANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (248) 689-3050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Bonuses
     On December 15, 2006, our Compensation Committee recommended, and our Board of Directors approved, year-end bonuses for three of our executive officers, under Part B of the Company’s 2006 Incentive Compensation Plan, which is described in our Current Report on Form 8-K dated March 24, 2006. Bruce J. Barrett, President and Chief Executive Officer, earned $58,319.35, William M. Iacona, Chief Financial Officer, earned $19,559.01, and Mary Ann Victor, Vice President and Chief Administrative Officer, earned $21,637.08 under Part B of the Plan, based on individual objectives related to net income targets, the completion of the Company’s public offering and maintaining compliance with significant regulatory requirements, and the Company’s fiscal 2006 net revenues and net income compared to net revenues and net income targets.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2006	SOMANETICS CORPORATION

(Registrant)

	By:		/s/ Mary Ann Victor

Mary Ann Victor

		Its:	Vice President and Chief Administrative Officer and Secretary